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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Interstate Consolidation, Inc. and
  Interstate Consolidation Services, Inc.
  and subsidiary:

  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting method for refunds from railroad companies.

                                            /s/ KPMG Peat Marwick LLP

Los Angeles, CA

July 7, 1998